Exhibit 99.1

FOR IMMEDIATE RELEASE Wednesday, July 5, 2017	MEDIA CONTACT Tom Doheny | Media Relations (571) 353-4454 Stuart Davis | Investor Relations (703) 641-2267

CSRA Completes Acquisition of NES Associates
First Acquisition as a Public Company Will Enable CSRA to
Compete More Effectively on Large IT Contracts

FALLS CHURCH, VA – CSRA Inc. (NYSE:CSRA) announced today it has completed the acquisition of NES Associates, a well-respected federal IT service provider. NES provides specialized expertise in enterprise networking, cybersecurity, infrastructure, and application architecture as well as implementation services to customers in the military and other federal agencies.

“I'm pleased we have closed on our first acquisition as a public company,” said CSRA President and CEO Larry Prior. “NES Associates will bring us innovative network engineering capabilities as we pursue large IT modernization opportunities in upcoming years, another example of how we live our tagline, 'Think Next. Now.'"

“CSRA is a perfect fit for NES,” said NES founder and CEO Andy Gomer. “Our network engineering capabilities matched extremely well with CSRA’s opportunities and resources. Our companies have highly compatible cultures and a shared focus on serving our citizens and warfighters. We are very excited to continue to serve our customers’ missions with so much added capability.”

CSRA President and CEO Larry Prior first announced the acquisition of NES during the Fiscal Year 2017 earnings call on May 24. During the call, Prior noted “NES’ deep understanding of the network that connects customers’ mission-to-compute will enable CSRA to eliminate many barriers to the adoption of next-generation IT. These digital transformation efforts rely on the availability of secure, resilient, high-bandwidth and low-latency networks that enable hyperscale infrastructures and accelerate the adoption of cloud operating models.”

By joining forces with NES, CSRA will accelerate the adoption of its next-generation digital solution offerings and intends to become the network transformation leader. The key innovations, talent, and past performance from NES also will significantly improve CSRA’s win probability on several very large pursuits across the company.

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About CSRA Inc.

CSRA (NYSE: CSRA) solves our nation’s hardest mission problems as a bridge from mission and enterprise IT to Next Gen, from government to technology partners, and from agency to agency. CSRA is tomorrow’s thinking, today. For our customers, our partners, and ultimately, all the people our mission touches, CSRA is realizing the promise of technology to change the world through next-generation thinking and meaningful results. CSRA is driving towards achieving sustainable, industry-leading organic growth across federal and state/local markets through customer intimacy, rapid innovation and outcome-based experience. CSRA has over 18,000 employees and is headquartered in Falls Church, Virginia. To learn more about CSRA, visit www.csra.com. Think Next. Now.

Forward-looking Statements

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements represent CSRA's intentions, plans, expectations and beliefs, including statements about the compatibility of CSRA’s and NES’s capabilities and cultures, our ability to pursue and win large IT modernization opportunities and other pursuits, our leadership position in network transformation, and our ability to enhance mission capabilities of our customers. The forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside the control of CSRA. These factors could cause actual results to differ materially from forward-looking statements. For a written description of these factors, see the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in CSRA's most recent Annual Report on Form 10-K and any updating information in subsequent SEC filings. CSRA disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise.